                                AMENDMENT NO. 6
                                       TO
                                CREDIT AGREEMENT

     Amendment No. 6, dated May 4, 1998, (the "AMENDMENT") to Credit Agreement, dated June 12, 1997 as amended prior to this date, (the "AGREEMENT") by and between WILLIS LEASE FINANCE CORPORATION, a California corporation ("WILLIS") and CORESTATES BANK, N.A., a national banking association ("CORESTATES BANK", "CORESTATES" or the "BANK"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.


                             PRELIMINARY STATEMENT


     WHEREAS, Willis has requested that CoreStates Bank agree to certain modifications to the Agreement as set forth herein.

     WHEREAS, CoreStates Bank is willing to agree to such request on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:


     1. SECTION 1.1 OF THE AGREEMENT.

     (a) The following definitions are hereby inserted and shall read as follows:

          "ADJUSTED LIBO RATE" shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

          Adjusted LIBO Rate   =            LIBO Rate
                                      ---------------------
                                      1 -Reserve Percentage


          "BASE RATE LOAN" shall mean a Loan, or any portion thereof, made at the Base Rate pursuant to a request for advance made under Section 2.4 herein or as otherwise provided in Section 2.5(b)(i) or in any other provision hereof or in any other Loan Document.


Amendment No. 6 to
Credit Agreement                                                     May 4, 1998

          "BASE RATE MARGIN" shall mean the percentage listed in the following table:

          LEVERAGE RATIO*                    BASE RATE MARGIN1 (*)


          Less than ______                                            ________
          Equal to or greater than ______ but less than  ______       ________
          Equal to or greater than ______ but less than  ______       ________
          Equal to or greater than ______ but less than  ______       ________
          Equal to or greater than ______ but less than  ______       ________
          _________________________

          1 In the event that the Revolver Termination Date is not extended and the Note is to be repaid as described in Section 2.1, the Base Rate Margin shall be increased by _____%.*


          "INTEREST PERIOD" shall mean a period commencing on the date of a LIBO Rate Loan or with respect to a Loan being renewed, the last day of the next preceding Interest Period and ending one, two or three months thereafter, as requested by Willis at the time of its Request for Advance; provided also that (i) an Interest Period which would otherwise expire on a day which is not a London Business Day shall be extended to the next succeeding London Business Day unless such London Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Business Day, (ii) any Interest Period which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the next succeeding clause, end on the last London Business Day of a calendar month; and (iii) no Interest Period shall end later than the Revolver Termination Date.

          "LEVERAGE RATIO" shall mean the ratio of the Debt of Willis to its Tangible Net Worth calculated based on the most recent financial statements furnished to the Bank in accordance herewith.

          "LIBO RATE" shall mean the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which the Bank is offered deposits of United States Dollars by leading banks in the interbank eurodollar or eurocurrency market on or about eleven o'clock (11:00) a.m. London time two London Business Days prior to the commencement of the requested Interest Period in an amount substantially equal to the outstanding principal amount of the LIBO Rate Loan requested for a maturity of comparable duration to the Interest Period.

          "LIBO RATE LOAN" shall mean a Loan made at Adjusted LIBO Rate plus the LIBO Rate Margin, pursuant to a request for advance made under Section 2.4 herein.


_________________________
 * This redacted material has been omitted pursuant to a request for confidential treatment and the material has been filed separately.


Amendment No. 6 to
Credit Agreement                                                     May 4, 1998

          "LIBO RATE MARGIN" shall mean the percentage listed in the following table.

          LEVERAGE RATIO*                         LIBO RATE MARGIN1 (*)

          Less than ______                                            ________
          Equal to or greater than ______ but less than  ______       ________
          Equal to or greater than ______ but less than  ______       ________
          Equal to or greater than ______ but less than  ______       ________
          Equal to or greater than ______ but less than  ______       ________

          _________________________
          1 In the event that the Revolver Termination Date is not extended and the Note is to be repaid as described in Section 2.1, the LIBO Rate Margin shall be increased by ____% during the repayment period.*


          "LONDON BUSINESS DAY" shall mean any Business Day on which the Bank is open for business and quoting interest rates on United States Dollar deposits in London, England.

          "OPERATING LEASE" shall mean, with respect to any Person, the aggregate amount which, in accordance with GAAP, is not required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under an Operating Lease.

          "RESERVE PERCENTAGE" shall mean, for any LIBO Rate Loan for any Interest Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by the Bank against (1) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include LIBO Rate Loans. The Adjusted LIBO Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "UNRESTRICTED SUBSIDIARY" shall mean WLFC Funding Corporation, T-5, Inc., T-7, Inc., T-10, Inc., T-12, Inc. and any additional subsidiary named by Willis after the date hereof with the written consent of the Bank.


_________________________
 * This redacted material has been omitted pursuant to a request for confidential treatment and the material has been filed separately.


Amendment No. 6 to
Credit Agreement                                                     May 4, 1998

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     (b)  The following definitions are hereby amended and restated in their entirety to read as follows:

          "BASE RATE" shall mean (i) the rate of interest for commercial loans established and publicly announced by CoreStates from time to time as its prime rate, or, if higher, (ii) the Federal Funds Rate plus ______% per annum. Any change in such interest rate due to a change in the Base Rate shall be effective on the date of such change.(*)

          "DEBT" shall mean, as of any date of determination with respect to Willis, without duplication and determined on a consolidated basis, (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of Willis as of the date on which Debt is to be determined, (ii) all indebtedness of others with respect to which Willis has become liable by way of a guarantee or endorsement (other than for collection or deposit in the ordinary course of business), (iii) all contingent liabilities of Willis, (iv) lease obligations that, in conformity with GAAP, have been capitalized on Willis' balance sheet, and (v) the present value of any outstanding Operating Lease payments (discounted at a rate of 10%), LESS (1) maintenance reserves and security deposits that are cash backed, and (2) liabilities of Unrestricted Subsidiaries.

          "DEFAULT RATE" on any Loan shall mean two percent (2.0%) per annum above the rate then applicable to each Loan or portion thereof.

          "LOAN" or "LOANS" shall mean LIBO Rate or Base Rate Revolving Credit Loan or Loans.

          "NET WORTH" shall mean the sum of capital stock, plus paid-in capital, plus retained earnings, minus treasury stock and minus the net worth of any Unrestricted Subsidiaries.

     2. SECTION 2.1 OF THE AGREEMENT. The second paragraph of Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Revolving Credit Loans may be made from time to time during the period beginning on the date hereof and ending on June 30, 1998 or on the earlier date of termination in full, pursuant to Section 2.7 or
     Section 8.1 hereof, of the obligations of the Bank under this Section
     2.1 (June 30, 1998 or such earlier date of termination being herein called the "REVOLVER TERMINATION DATE"). Revolving Credit Loans shall bear interest at (i) the Base Rate plus the Base Rate Margin, (ii) Adjusted LIBO Rate plus the LIBO Rate Margin or (iii) some combination of the foregoing, as requested by Willis, subject to the terms and conditions hereof including the requirements concerning minimum Loan requests and the requirements that (i) no request may be made which would require more than one interest rate option or more than one Interest Period to apply to Loans made on any single date, and (ii), in the case of LIBO Rate Loans, (a) not more than


_________________________
 * This redacted material has been omitted pursuant to a request for confidential treatment and the material has been filed separately.


Amendment No. 6 to
Credit Agreement                                                     May 4, 1998
     five such Loans may be outstanding at any one time, and (b) no LIBO Rate Loan may have an Interest Period extending beyond the Revolver Termination Date. Revolving Credit Loans at the occasion of each borrowing (and each conversion of LIBO Rate Loans into Base Rate Loans) shall be in aggregate principal amounts at least equal to $150,000 or, if less, the remaining unused amount of the Revolving Loan Commitment. Each LIBO Rate Loan when made (and each conversion of Base Rate Loans into LIBO Rate Loans) shall be in an amount at least equal to $3,000,000 or, if greater, then in such minimum amount plus $100,000 multiples. Willis shall not be entitled to any Revolving Credit Loan if, after giving effect to such Loan, the unpaid amount of the then outstanding Revolving Credit Loans would exceed the then current Borrowing Base. Prior to the Revolver Termination Date and within the limits of the Revolving Loan Commitment and the Borrowing Base, Willis may borrow, prepay and reborrow Revolving Credit Loans. All Revolving Credit Loans shall mature and be due and payable as set forth in the next paragraph of this Section 2.1 unless the maturity of said Loans is accelerated as provided in Section 2.7 or Section 8.1 hereof."

     3. SECTION 2.4 OF THE AGREEMENT. Section 2.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "2.4  FUNDING PROCEDURES.

          (a) REQUESTS FOR ADVANCE. Each request for a Loan shall be made not later than 2:00 p.m. on a Business Day by delivery to the Bank of a written request signed by Willis or in the alternative a telephone request followed promptly by written confirmation of the request. No request shall be effective until actually received in writing by the Bank. Willis may not request more than three advances per week.

          A request for Revolving Credit Loans or a conversion or renewal shall be delivered to the Bank (A) at least one Business Day, in the case of Base Rate Loans and (B) three London Business Days, in the case of LIBO Rate Loans, prior to the date on which such Loan is desired. The request shall state (i) the date of such Borrowing, conversion or renewal, which shall be a Business Day or, in the case of LIBO Rate Loans, a London Business Day,
     (ii) the amount of such Borrowing, conversion or renewal, (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or LIBO Rate Loans and (iv) in the case of LIBO Rate Loans, the duration of the Interest Period applicable thereto. Each request for advance shall be for Loans at a single interest rate option.

          (b) IRREVOCABILITY. Upon receipt of a request for a Loan and if the conditions precedent provided herein shall be satisfied at the time of such request, the request for a Loan shall not be revocable by Willis.

          (c) AVAILABILITY OF FUNDS. In the case of a borrowing, the Bank will make funds immediately available to Willis on the date of each Loan by a credit to the account of Willis at the Bank's address set forth opposite its name on the signature page hereof."


Amendment No. 6 to
Credit Agreement                                                     May 4, 1998

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     4. SECTION 2.5 OF THE AGREEMENT.  Section 2.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "2.5 INTEREST RATES.

          (a) BASE RATE LOANS. Each Base Rate Loan shall bear interest on the unpaid principal balance thereof from day to day at a rate per annum which at all times shall be equal to the Base Rate plus the Base Rate Margin. Interest on Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, if the Base Rate is equal to the prime rate of CoreStates. Interest on Loans shall be computed on the basis of a year of 360 days, for the actual days elapsed, if the Base Rate is equal to the Federal Funds Rate plus ______ annum.(*)

          (b)  LIBO RATE LOANS.   Each LIBO Rate Loan shall bear interest from
     its effective date on the unpaid principal amount thereof at Adjusted LIBO Rate plus the LIBO Rate Margin. Interest on LIBO Rate Loans shall be computed on the basis of a year of 360 days, for the actual days elapsed, and shall be payable on the last day of the applicable Interest Period.

          (c) CONVERSION TO BASE RATE. Unless Willis shall have elected in accordance with the provisions of Section 2.4 or this Section 2.5 that LIBO Rate apply to the one, two or three month period immediately succeeding a particular Interest Period, upon the termination of such Interest Period the applicable Loan shall bear interest at the Base Rate plus the Base Rate Margin until such time as Willis elects to request a new LIBO Rate Loan for a subsequent Interest Period.

          (d) RENEWALS AND CONVERSIONS. Willis shall have the right to convert Base Rate Loans into LIBO Rate Loans, and vice versa, and to renew LIBO Rate Loans from time to time, provided that: (i) Willis shall give Bank notice of each permitted conversion or renewal; (ii) LIBO Rate Loans may be converted or renewed only as of the last day of the applicable Interest Period for such Loans; (iii) without the consent of the Bank, no Base Rate Loan may be converted into a LIBO Rate Loan, and no Interest Period may be renewed if on the proposed date of conversion an Event of Default, or Potential Default exists or would thereby occur. The Bank shall use its best efforts to notify Willis of the effectiveness of such conversion or renewal, and the new interest rate to which the converted or renewed Loan is subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect Willis' obligations or the Bank's rights and remedies hereunder in any way whatsoever.

          (e) INTERIM PAYMENTS AT BASE RATE. If at any time Willis requests that Adjusted LIBO Rate plus the LIBO Rate Margin be applicable to a Loan for a particular Interest Period and a payment of principal is due within such period (other than on the last day of such Interest Period), only that portion of that Loan equal to the outstanding principal amount of the Loan less the principal installment due during such period shall bear interest at Adjusted LIBO Rate


_________________________
 * This redacted material has been omitted pursuant to a request for confidential treatment and the material has been filed separately.


Amendment No. 6 to
Credit Agreement                                                     May 4, 1998
     plus the LIBO Rate Margin for such Interest Period. The portion of that Loan equal to the principal installment due during such period shall bear interest at the Base Rate plus the Base Rate Margin."

     5. SECTION 2.8 OF THE AGREEMENT. Section 2.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "2.8 VOLUNTARY PREPAYMENTS.

          (a) BASE RATE LOANS. On one Business Day's notice to the Bank, Willis may, without penalty, at its option, prepay any Base Rate Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the minimum principal amount of $150,000 or, if greater, then in multiples thereof and, if less than $150,000 shall be outstanding, in principal amount equal to amount remaining outstanding. Notwithstanding the foregoing, prepayments may be made in connection with the release of collateral as provided in Section 9.3, which prepayments shall not be subject to the requirements of the previous sentence.

          (b) LIBO RATE LOANS. On three London Business Days' notice to the Bank, Willis may, without penalty, at its option, prepay any LIBO Rate Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the minimum principal amount of $1,000,000 or, if greater, then in multiples of $100,000 and, if less than $1,000,000 shall be outstanding, in principal amount equal to amount remaining outstanding provided that if it shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, it shall pay to the Bank, in addition to the principal and interest then to be paid in the case of a prepayment, on such date of prepayment, the Additional Amount incurred or sustained by the Bank as a result of such prepayment or failure to borrow as provided in Section 2.9(e)."

     6. SECTION 2.9 OF THE AGREEMENT. Section 2.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "SECTION 2.9. PAYMENTS.

          (a) ACCRUED INTEREST. Accrued interest on all Base Rate Loans shall be due and payable on the first Business Day of each calendar month. Interest on LIBO Rate Loans shall be payable on the last day of the applicable Interest Period. Each Revolving Credit Loan shall mature as provided in Section 2.1.

          (b) FORM OF PAYMENTS, APPLICATION OF PAYMENTS, PAYMENT ADMINISTRATION, ETC. All payments of principal, interest, fees, or other amounts payable by Willis hereunder shall be applied to the Loans in such order and to such extent as shall be specified by Willis by written notice to the Bank at the time of such payment or prepayment. Such payments shall be remitted to the Bank at the address set forth opposite its name on the signature page hereof or at such office or account as the Bank shall specify to Willis, in immediately available funds not later than 2:00 p.m. on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period," be extended to the next succeeding Business Day and interest and commitment fees shall continue to accrue during such extension. Willis authorizes the Bank to deduct from any account of Willis maintained at the Bank or over which the Bank


Amendment No. 6 to
Credit Agreement                                                     May 4, 1998
     has control any amount payable under this Agreement, the Note or any other Loan Document which is not paid in a timely manner. The Bank's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect Willis's obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

          (c) DEMAND DEPOSIT ACCOUNT. Willis shall maintain at least one demand deposit account with the Bank for purposes of this Agreement.
     Willis authorizes the Bank to deposit into said account all amounts to be advanced to Willis hereunder. Further, Willis authorizes the Bank (but the Bank shall not be obligated) to deduct from said account, or any other account maintained by Willis at the Bank, any amount payable hereunder on or after the date upon which it is due and payable. Such authorization shall include but not be limited to amounts payable with respect to principal, interest, fees and expenses.

          (d) NET PAYMENTS. All payments made to the Bank by Willis hereunder, under any Note or under any other Loan Document will be made without set off, counterclaim or other defense.

          (e) PAYMENT OF ADDITIONAL AMOUNT. If any principal of a LIBO Rate Loan shall be repaid (whether upon prepayment, reduction of the Revolving Loan Commitment after acceleration or for any other reason) or converted to a Base Rate Loan prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if Willis fails for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to Section 2.4, it shall pay to the Bank, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate the Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to the Bank, and including lost profits incurred or sustained by the Bank) as a result of such repayment or failure to borrow (the "Additional Amount"). The Additional Amount (which the Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to Willis by the Bank in the form provided by the Bank sustaining such costs or losses. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error."

     7. SECTION 2.10 OF THE AGREEMENT. Section 2.10 of the Agreement is hereby inserted to read as follows:

     "SECTION 2.10. CHANGE IN CIRCUMSTANCES, YIELD PROTECTION.

          (a) CERTAIN REGULATORY CHANGES. If any Regulatory Change or compliance by the Bank with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, the Bank;
     (ii) impose on the Bank any other condition regarding the Notes; (iii) subject the Bank to, or cause the withdrawal or termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income


Amendment No. 6 to
Credit Agreement                                                     May 4, 1998
     tax not currently causing the Bank to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from Willis; or (iv) change the basis of taxation of payments from Willis to the Bank (other than by reason of a change in the method of taxation of the Bank's net income); and the result of any of the foregoing events is to increase the cost to the Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by Willis hereunder in respect of any Loan, the Bank will immediately so notify Willis. If the Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by the Bank to Willis, Willis shall pay to the Bank on each interest payment date of the Loan, such additional amount as shall be necessary to compensate the Bank for such increased cost or reduced amount.

           (b) CAPITAL ADEQUACY. If the Bank shall determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to Banks (or their holding companies) generally and not such Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, Willis shall promptly pay to the Bank for the account of the Bank, upon the demand of the Bank, such additional amount or amounts as will compensate the Bank for such reduction.

          (c) ABILITY TO DETERMINE LIBO RATE. If the Bank shall determine (which determination will be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market adequate and reasonable means do not exist for ascertaining LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, the Bank shall give notice of such inability or determination by telephone to Willis at least two Business Days prior to the date of the proposed Loan and thereupon the obligations of the Bank to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of Willis at any time thereafter to submit another request.

          (d) YIELD PROTECTION. Determination by the Bank for purposes hereof of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans and of the additional amounts required to compensate the Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of the Bank and delivered to Willis, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to the Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.


Amendment No. 6 to
Credit Agreement                                                     May 4, 1998

          (e) NOTICE OF EVENTS. The Bank will notify Willis of any event occurring after the date of this Agreement that will entitle the Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount or amounts then payable pursuant to this Section. Willis shall pay the Bank the amount shown as due on such notice within 10 days after its receipt of the same."

     8. SECTION 2.11 OF THE AGREEMENT. Section 2.11 of the Agreement is hereby inserted to read as follows:

     "SECTION 2.11.ILLEGALITY. Notwithstanding any other provision in this Agreement, if the adoption of any applicable Regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank to (1) maintain its Revolving Loan Commitment, then upon notice to Willis by the Bank, the Revolving Loan Commitment shall terminate; or (2) maintain or fund its LIBO Rate Loans, then upon notice to the Willis of such event, Willis' outstanding LIBO Rate Loans shall be converted into Base Rate Loans."

     9. REPRESENTATIONS AND WARRANTIES. Willis hereby restates the representations and warranties made in the Agreement, including but not limited to Article 3 thereof, on and as of the date hereof as if originally given on this date.

     10. COVENANTS. Willis hereby represents and warrants that it is in compliance and has complied with each and every covenant set forth in the Agreement, including but not limited to Articles 5 and 6 thereof, on and as of the date hereof.

     11. CORPORATE AUTHORIZATION AND DELIVERY OF DOCUMENTS. CoreStates shall have received copies, certified as of the date hereof, of all action taken by Willis and any other necessary Person to authorize this Amendment and such other papers as CoreStates shall require.

     12. AFFIRMATION. Willis hereby affirms its absolute and unconditional promise to pay to CoreStates Bank the Loans and all other amounts due under the Agreement and any other Loan Document on the maturity date(s) provided in the Agreement or any other Loan Document, as such documents may be amended hereby.

     13. EFFECT OF AMENDMENT. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

     14. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.


Amendment No. 6 to
Credit Agreement                                                     May 4, 1998

     IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


                                   WILLIS LEASE FINANCE CORPORATION


                                   By:  /s/ James D. McBride
                                        ----------------------------------
                                        Name:  James D. McBride
                                        Title: Executive Vice President
                                               and Chief Financial Officer

                                   CORESTATES BANK, N.A.


                                   By:  /s/ Hugh W. Connelly
                                        ----------------------------------
                                        Name:  Hugh W. Connelly
                                        Title: Vice President


Amendment No. 6 to
Credit Agreement                                                     May 4, 1998